Exhibit 99.1

For Immediate Release

57TH STREET GENERAL ACQUISITION CORP. ANNOUNCES RESULTS OF 2011 ANNUAL
MEETING OF STOCKHOLDERS
COMPANY CHANGES CORPORATE NAME TO CRUMBS BAKE SHOP, INC.
COMPANY TO ANNOUNCE THIRD QUARTER EARNINGS ON NOVEMBER 10, 2011

New York, New York, October 28, 2011 – Crumbs Bake Shop, Inc. (formerly “57th Street General Acquisition Corp.”) (the “Company”) (NASDAQ: CRMB), owner of Crumbs Holdings LLC (“Crumbs”), a national neighborhood bakery and the largest U.S.-based retailer of cupcakes, held its 2011 annual meeting of stockholders on October 25, 2011 at the offices of Provident State Bank, located at 312 Main Street in Preston, Maryland. At yesterday’s meeting, the following items were approved:

•	Shareholders elected four directors to the Board of Directors: Mark D. Klein, Frederick G. Kraegel, Leonard A. Potter and Andrew J. Moger. Each will serve a one-year term.

•	Shareholders approved an amended and restated certificate of incorporation, pursuant to which the Company changed its name to “Crumbs Bake Shop, Inc.” from “57th Street General Acquisition Corp.”

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Shareholders approved an amendment to the certificate of designation of the Series A Voting Preferred Stock to, among other things, specifically eliminate the ability of the holders of the Series A Preferred Stock, as a class, to elect a majority of the Board of Directors if such right exceeds the Series A Holders’ aggregate commensurate ownership of the Company.

•	Shareholders approved the Company’s Equity Incentive Plan.

•	Finally, shareholders ratified the appointment of Rothstein Kass & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

In addition, prior to the stockholder meeting holders of the Company’s Series A Voting Preferred Stock reelected four Series A directors to the Board of Directors: Messrs. Edwin H. Lewis, Jason Bauer, Julian R. Geiger and Jeffrey D. Roseman. Each will serve a one-year term.

Shares of the Company’s common stock will continue to trade on the Nasdaq Stock Market under the symbol “CRMB.” The name change will be effected on the Nasdaq system prior to the open of business on Monday, October 31, 2011.

Jason Bauer, Co-Founder, CEO, and President of Crumbs Bake Shop, Inc. stated, “On behalf of the entire board of directors and management team, we thank our stockholders for their support and share their confidence in the future of our Company. We intend to continue developing our namesake brand and positioning ourselves as a national neighborhood bakery specializing in gourmet cupcakes as we pursue our goal of operating 200 stores by the end of 2014. We are also pleased to be changing our corporate name to Crumbs Bake Shop, Inc. which better reflects the nature of our business operations and will allow us to further elevate our standing within the investment community.”

Third Quarter 2011 Earnings Call

The Company will release third quarter 2011 financial results on Thursday, November 10, 2011 after the market close. A conference call will follow at 5:00 PM ET and will be webcast live from the investor relations portion of the Company’s website at crumbs.com. The conference call also can be accessed live over the phone by dialing 888-490-2763 or for international callers by dialing 719-325-2339. A replay will be available one hour after the call and can be accessed by dialing 877-870-5176 or 858-384-5517 for international callers; the password is 8454427. The replay will be available until November 30, 2011.

About Crumbs Bake Shop, Inc.

The first Crumbs bake shop opened its doors in March 2003 on the Upper West Side of Manhattan by co-founders Mia & Jason Bauer. The design of Crumbs Bake Shops is inspired by old-time neighborhood bakeries, creating a warm and friendly environment with wall-to-wall treats. Ranked the largest retailer of cupcakes nationwide and one of Inc. Magazine’s 10 Breakout Companies of 2010, Crumbs currently has 43 locations, including 29 locations in the New York Metro area, nine locations on the West Coast, three locations in Washington, D.C., one location in Virginia and one location in Chicago. The specialty of the house is cupcakes; however, the menu also includes an irresistible blend of comfort-oriented classics and elegant baked goods. There are more than 60 varieties of cupcakes baked fresh daily with a new cupcake of the week debuting each Monday.

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Investor Relations Contact:

Tom Ryan/Raphael Gross of ICR

IR@crumbs.com / 646-545-4702